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                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6/Amendment No. 11 to Registration Statement Nos. 333-147509/811-21851 on Form N-6 of our report dated March 27, 2014, relating to the financial statements and financial highlights comprising each of the Investment Divisions of MetLife Investors USA Variable Life Account A and our report dated April 8, 2014, relating to the consolidated financial statements of MetLife Investors USA Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an other matter paragraph related to the Company being a member of a controlled group), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 9, 2014